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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Dynamex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNAMEX INC.
1870 Crown Drive
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 13, 2004

To the Shareholders of DYNAMEX INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dynamex Inc., a Delaware corporation, will be held at the Four Seasons Resort and Club, Sabine Room, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Tuesday, January 13, 2004, at 10:00 A.M. Dallas time for the following purposes:

1.	To elect six (6) directors of the Company;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only shareholders of record at the close of business on November 14, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, you are requested to sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

By Order of the Board of Directors,

/s/ Wayne Kern

Wayne Kern
Secretary

Dallas, Texas
November 24, 2003

DYNAMEX INC.
1870 Crown Drive
Dallas, Texas 75234

PROXY STATEMENT
For
Annual Meeting of Shareholders
To be Held January 13, 2004

     This Proxy Statement is furnished to shareholders of Dynamex Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, January 13, 2004, and at any adjournments or postponements thereof.

     This Proxy Statement with the accompanying Proxy is first being mailed to shareholders on or about December 5, 2003. The Company’s Annual Report, covering the Company’s 2003 fiscal year, is enclosed herewith but does not form any part of the materials for solicitation of proxies.

ACTIONS TO BE TAKEN AT THE MEETING

     At the Annual Meeting, holders of the Company’s Common Stock (the “Common Stock”) will consider and vote (1) to elect as directors of the Company Messrs. Richard K. McClelland, Kenneth H. Bishop, Brian J. Hughes, Wayne Kern, Stephen P. Smiley and Bruce E. Ranck, (2) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending July 31, 2004, and (3) to transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on November 14, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had issued and outstanding, and entitled to vote at the Annual Meeting, 11,248,617 shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

     The presence, either in person or by properly executed proxy, of the holders of record of a majority of the voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee set forth above requires the affirmative vote of the holders of record of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors at the meeting. The affirmative vote of the holders of a majority of the outstanding common stock, represented in person or by proxy, at the Annual Meeting is required to approve the proposal to ratify the selection of auditors.

     The enclosed proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it, by submitting a subsequently dated proxy, or by appearing at the annual meeting and voting in person. Unless revoked, a properly signed and dated proxy that is returned will be voted in accordance with the directions thereon. If no instructions are specified, the shares will be voted for the election of the nominees for Director, and for the ratification of BDO Seidman, LLP as independent auditors. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

     If a shareholder owns shares in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If a shareholder does not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes will be counted toward determining whether a quorum is present at the Annual Meeting. Votes submitted as abstentions on matters to be voted on at the Annual Meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     A brief description of each director and executive officer of the Company is provided below. All current directors of the Company are nominees for director at the Annual Meeting. Directors hold office until the next annual meeting of the shareholders or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

     Directors

     Richard K. McClelland, 52, became the President, Chief Executive Officer and a director of the Company in May 1995 upon the closing of the Company’s acquisition of Dynamex Express (the ground courier division of Air Canada), where he also served as President since 1988. He was elected as Chairman of the Board of the Company in February 1996. Prior to joining Dynamex Express in 1986, Mr. McClelland held a number of advisory and management positions with the Irving Group, Purolator Courier Ltd. and Sunbury Transport Ltd., where he was engaged in the domestic and international same-day air, overnight air, and trucking businesses.

     Kenneth H. Bishop, 66, has served as a director of the Company since August 1996. Mr. Bishop is currently Chief Executive Officer of the Winnipeg Habitat for Humanity. From 1974 to August 1996, Mr. Bishop was President and General Manager of Zipper Transportation Services, Ltd. and a related company (together “Zipper”) which operated a same-day delivery business in Winnipeg, Manitoba. The Company acquired Zipper in August 1996.

     Brian J. Hughes, 42, has served as a director of the Company since May 1995. Mr. Hughes has served as the Vice President — Investments of GuideOne Insurance Group since September 1992. From 1986 to 1992, Mr. Hughes served as Assistant Vice President — Investments at Boatmen’s National Bank.

     Wayne Kern, 71, has served as a director of the Company since February 1996. Mr. Kern served as Senior Vice President and Secretary of Heritage Media Corporation from 1987 through 1997. From 1991 to 1995, Mr. Kern also served as Executive Vice President of Crown Media, Inc. From 1979 to 1991, Mr. Kern served as the Executive or Senior Vice President, General Counsel and Secretary of Heritage Communications, Inc.

     Stephen P. Smiley, 54, has served as a director of the Company since 1993 and was a Vice President of the Company from December 1995 through February 1996. Mr. Smiley was President of Hoak Capital Corporation from 1991 through February 1996. Mr. Smiley joined Hunt Private Equity Group, Inc. (a private investment company) as Executive Vice President in February 1996, and was appointed President in January 1997.

     Bruce E. Ranck, 54, has served as a director of the Company since March 2002. Mr. Ranck is Chairman and CEO of Tartan Textile Services, Inc. Mr. Ranck is also a partner in Bayou City Partners, a venture capital firm. From 1970 through 1999, Mr. Ranck held increasing positions of responsibility with Browning-Ferris Industries (“BFI”). In 1990 he was elected to the Board of BFI and in 1995 became Chief Executive Officer as well as President. Mr. Ranck has served on the Boards of Furon Company, Chase Bank of Texas and SITA, the largest non-North American waste services company in the world.

     Executive Officers

     Ray E. Schmitz, 57, was elected Vice President and Chief Financial Officer in March 2002. Mr. Schmitz joined the Company and was elected Vice President — Controller in January 1999. Prior to joining the Company, Mr. Schmitz was Vice President — Controller of EEX Corporation from 1997 to 1999. Previous to that, he was Assistant Controller of ENSERCH Corporation and Controller of Enserch Exploration, Inc., a subsidiary of ENSERCH Corporation and predecessor to EEX Corporation, from 1984 to 1996.

     Mr. James H. Wicker III, 34, has been Vice President — Business Development since November 2002. Prior to that he served as Vice President — Information Systems since January 1999 and continues to oversee that part of the business. Mr. Wicker joined the Company as Director, Information Technology in April 1998. Prior to joining the Company, Mr. Wicker held the position of Director of Information Services at Heritage Media Corporation from March 1997 to April 1998. Previous to that, he was Director of Information Services of Denton County from February 1988 to March 1997.

     Operations and Compensation of the Board of Directors

     There were four (4) meetings of the Board of Directors during fiscal year 2003. No director attended fewer than 75% of the meetings of the Board (and any committees thereof) that he was required to attend.

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company will receive an annual fee of $7,500 as compensation for his or her services as a member of the Board of Directors. Non-employee directors will receive an additional fee of $600 for each meeting of the Board of Directors attended in person by such director and $300 for each telephonic meeting in which such director participates. Non-employee directors who serve on a committee of the Board of Directors will receive $600 for each committee meeting attended in person and $300 for each telephonic committee meeting in which such director participates. On the date upon which a non-employee director is first elected or appointed a member of the Board, he shall receive a grant of a non-qualified stock option to purchase 2,500 shares of common stock. Non-employee directors subsequently re-elected at any annual meeting of shareholders shall receive as of the date of such annual meeting, the grant of a non-qualified stock option to purchase 2,500 shares of common stock. Options granted to non-employee directors are immediately exercisable. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as directors of the Company.

     Committees of the Board of Directors

     The Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Each of these committees has two or more members who serve at the discretion of the Board of Directors. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the “Investor Relations” section of our website at www.dynamex.com. Additionally, a copy of the charter for the Audit Committee is attached hereto as Appendix A. The members of the committees are identified in the following table.

     The Audit Committee hires and replaces independent auditors as appropriate, evaluates the performance of, independence of and the non-audit services provided by independent auditors, evaluates the quality of the Company’s accounting principles and financial reporting and makes recommendations with respect to those matters to the Board of Directors. The Audit Committee consists of all five outside directors, Messrs. Bishop, Hughes, Kern, Smiley and Ranck. The Audit Committee met five (5) times during fiscal year 2003. The Board of Directors has determined that Mr. Ranck is an “audit committee financial expert” as defined in Item 401 (h) of Regulation S-K. Mr. Ranck and each of the other members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. See “Report of the Audit Committee” included elsewhere in this prospectus.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company’s stock option plan. During fiscal year 2003, the Compensation Committee consisted of three members, Messrs. Hughes, Bishop and Smiley (none of whom is an officer or employee of the Company). The Compensation Committee met three (3) times during fiscal year 2003. See “Report of the Compensation Committee” included elsewhere in this prospectus.

     The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors, recommending members of and Chairperson for each Board committee, periodic reviews and assessments of the Company’s Corporate Governance Principles and the Company’s Code of Business Ethics and Conduct, overseeing the annual self-evaluation of the performance of the Board and making recommendations on those matters to the Board. This committee considers nominees proposed by shareholders. To recommend a prospective nominee for the Nomination and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications to Dynamex’ Secretary in writing to the following address: Dynamex Inc., Attn: Secretary, 1870 Crown Drive, Dallas, Texas 75234. The Nominating and Corporate Governance Committee is a newly formed committee that had its initial meeting on October 1, 2003. The Committee consists of three members, Messrs. Kern, Smiley and Hughes, each of whom is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

     The Executive Committee exercises all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as otherwise reserved in the Company Bylaws or designated by resolution of the Board of Directors for action by the full board or another committee thereof. The Executive Committee consists of two members, Messrs. McClelland and Smiley. There were no meetings held by the Executive Committee during fiscal year 2003.

     Compensation Committee Interlocks and Insider Participation

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2003. BDO Seidman, LLP has served as the Company’s independent public accountants for the prior five fiscal years ended July 31, 2004. Although the appointment of independent public accountants is not required to be approved by the shareholders, the Board of Directors believes shareholders should participate in the selection of the Company’s independent public accountants. Accordingly, the shareholders will be asked at the meeting to ratify the Board’s appointment of BDO Seidman, LLP as the Company’s independent public accountants for the year ending July 31, 2004.

     Representatives of BDO Seidman, LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

Principal Accountant Fees and Services

     The following is a summary of the fees billed to Dynamex Inc by BDO Seidman, LLP for professional services rendered for the fiscal years ended July 31, 2003 and 2002.

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees

Audit Fees	$280,000	$280,000
Audit-Related Fees	11,550	9,673
Other Fees	—	—
Tax Fees	95,584	111,817

Total Fees	$387,134	$401,490

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Dynamex’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Dynamex’ consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense and international tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AS DESCRIBED ABOVE.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Dynamex specifically incorporates it by reference into a filing.

     The Audit Committee evaluates audit performance, engages and manages relations with the Company’s independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The Board of Directors has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee oversees the Company’s reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and reporting process, including systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2003, which management has represented to the Audit Committee, have been prepared in accordance with accounting principles generally accepted in the United States of America.

     The Committee discussed with representatives of BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61. In addition, the Audit Committee received from BDO Seidman, LLP written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee), and has discussed with that firm the independent auditor’s independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm’s independence.

     The Audit Committee further discussed with the independent accountants the overall scope and plans for their respective audits. The Audit Committee meets periodically with the independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls, and the overall quality of our financial reporting.

     Based upon the foregoing disclosures, representations, reports and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company’s 2003 fiscal year be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee Bruce E. Ranck, Chairperson Wayne Kern Kenneth L. Bishop Brian J. Hughes Stephen P. Smiley

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Dynamex specifically incorporates it by reference into a filing.

     The Company’s Compensation Committee (the “Committee”) is empowered to review and recommend to the full Board of Directors the annual compensation and compensation procedures for all executive officers of the Company. The Committee (comprised solely of non-employee directors) also administers the Company’s Stock Option Plan.

     As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of both a base salary component and bonus component. The base salary component should be based generally on subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company’s executive compensation and the Company’s historical levels of compensation for executive officers. The Compensation Committee does not expect to assign quantitative relative weights, however, to any of these factors. The bonus component of the annual compensation of the executive officers should provide executive officers with the opportunity to earn a significant percentage of their base salary in the form of incentive compensation, which therefore puts a significant portion of their total compensation “at risk.” This incentive compensation is contingent upon the achievement of certain agreed upon individual goals for each executive officer and the achievement of certain corporate objectives such as continued growth in the Company’s earnings and revenues.

     The Company does not provide for any long-term compensation for executive officers other than through the granting of stock options. The Committee believes that the grant of stock options enables the Company to more closely align the economic interest of the executive officers to those of the shareholders. Option grants are made at the discretion of the Compensation Committee. The number of stock options granted to each executive employee is based primarily on their relative positions and responsibilities within the Company, and contributions to the Company.

     Pursuant to his employment contract with the Company, Richard K. McClelland, the Company’s chief executive officer, may not be awarded an annual bonus in an amount greater than 60% of his base pay for the fiscal year then ended. Based on the achievement of corporate growth, earnings and debt reduction targets as well as the achievement of personal objectives, Mr. McClelland was awarded a bonus equal to 60% of his base pay for the fiscal year ended July 31, 2003.

Dated: September 30, 2003

Compensation Committee

Stephen P. Smiley (chairman)
Brian J. Hughes
Kenneth L. Bishop

Executive Compensation

     The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the other executive officers of the Company whose total salary and bonus for the fiscal year ended July 31, 2003 exceeded $100,000:

     Summary Compensation Table

Summary Compensation Table

				Long-term
				Compensation
				Awards

	Annual Compensation			Securities
				Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options

Richard K. McClelland	2003	289,423	248,750	—
President and Chief Executive Officer	2002	275,000	—	30,000
	2001	280,961	137,500	—
Ray E. Schmitz	2003	202,838	144,640	—
Vice President — Chief	2002	189,258	—	20,000
Financial Officer	2001	169,423	42,356	—
James H. Wicker III	2003	181,242	119,384	—
Vice President — Business Development	2002	160,238	—	20,000
	2001	160,000	39,615	—

     Employment and Consulting Agreements

     The Company has entered into an employment agreement with Mr. McClelland which provides for the payment of a base salary in the annual amount of $300,000, participation in an executive bonus plan, an auto allowance of Cdn $1,250 per month and participation in other employee benefit plans. Unless terminated earlier, the employment agreement shall continue until November 30, 2005, upon which date such agreement will be automatically extended for successive one-year renewal terms unless notice is given upon the terms provided in such agreement. Additionally, upon a sale or transfer of substantially all of the assets of the Company or certain other events that constitute a change of control of the Company, including the acquisition by a shareholder of securities representing 15% of the votes that may be cast for director elections, the Company shall continue to pay Mr. McClelland the compensation set forth in such agreement for the greater of two years from the date of such change of control or the remainder of the agreement term. During the term of the employment agreement and pursuant to such agreement, Mr. McClelland shall be a member of the Board of Directors of the Company.

     Messrs. Schmitz and Wicker have executed retention agreements with the Company that provide certain benefits in the event their employment is terminated subsequent to a change in control of the Company, as defined in the retention agreements. The retention agreements provide that if the officer is terminated, or if the officer elects to terminate employment under certain circumstances, the officer shall be entitled to a lump-sum payment of two times the sum of the officer’s base salary and target bonus, an 18 month continuation of employee benefits, and reimbursement of certain legal fees, expenses, and any excise taxes.

     1996 Stock Option Plan

     In fiscal year 2003, there were no stock options granted to any of the executive officers and none of the executive officers named in the Summary Compensation Table exercised any of the options granted to him under the Option Plan. The following table sets forth information with respect to the unexercised options to purchase shares of the Company’s Common Stock granted under the Option Plan to the executive officers named in the Summary Compensation Table and held by them at July 31, 2003.

Fiscal Year-End Option Values

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired		FY-End	FY-End
	On	Value	Exercisable/	Exercisable/
	Exercise	Realized	Unexercisable	Unexercisable(1)

Richard K. McClelland	—	—	272,200/48,800	$578,388/$256,326
Ray E. Schmitz	—	—	34,800/28,200	$212,150/$170,016
James H. Wicker III	—	—	40,400/29,600	$212,150/$170,016

(1)	Based on the closing price of the Company’s Common Stock on July 31, 2003 which price was $8.10 per share.

Equity Compensation Plan Information

     The following table sets forth information concerning the shares of Common Stock that may be issued, upon exercise of options or the grant of restricted stock awards, to all directors and eligible employees, including officers.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a)(1)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	861,180	$4.734	302,236
Equity compensation plans not approved by security holders	none	none	none
Total	861,180	$4.734	302,236

(1)	Includes 77,000 shares reserved for future issuance to non-employee directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, are required to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulation to furnish the Company with copies of all such reports.

     To the Company’s knowledge, based solely on its review of the copies of such reports and amendments thereto furnished to the Company, the Company believes that during the Company’s fiscal year ended July 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and ten percent shareholders were met.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 31, 2003 for (i) each person known by the Company to own beneficially more than 5% of the common stock, (ii) each director, (iii) each Named Executive and (iv) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

	SHARES BENEFICIALLY
	OWNED

NAME OF BENEFICIAL OWNER	NUMBER(1)	PERCENT

Richard K. McClelland	291,200	*
Kenneth H. Bishop	19,422	*
Brian J. Hughes(2)	—	*
Wayne Kern	22,460	*
Bruce E. Ranck	25,000	*
Ray E. Schmitz	43,800	*
Stephen P. Smiley	19,160	*
James H. Wicker III	41,800	*
All directors and executive officers as a group	462,842	4.10%
Other 5% shareholders:
Steel Partners II, L.P. (3)	1,406,219	12.55%
150 East 52nd Street, 21st Floor
New York, NY 10022
James M. Hoak, Jr. (4)	1,187,421	9.95%
13355 Noel Road, Suite 1050
Dallas, TX 75240
Talon Asset Management, Inc. (5)	736,546	6.54%
One North Franklin, Suite 900
Chicago, IL 60606
Cannell Capital LLC (6)	560,400	5.00%
150 California Street, Fifth Floor
San Francisco, CA 94111
Nathan H. Dardick (7)	765,024	6.83%
2331 Orrington Avenue
Evanston, IL 60201

*	Indicates less than 1%.

(1)	Includes shares issuable upon the exercise of stock options outstanding and fully vested on or within 60 days after July 31, 2003.

(2)	Excludes 254,000 shares beneficially owned by GuideOne Insurance Group, Inc., which employs Mr. Hughes as Vice President — Investments. Mr. Hughes disclaims beneficial ownership of such shares.

(3)	Based on information as of October 28, 2002 as reported on Schedule 13D by Steel Partners II, L.P., a Delaware limited partnership and Warren G. Lichtenstein. Steel Partners, L.L.C., a Delaware limited liability company is the general partner of Steel Partners II. The sole executive officer and managing member of Steel Partners LLC is Warren Lichtenstein who is Chairman of the Board, Chief Executive Officer and Secretary.

(4)	Mr. Hoak’s address is One Galleria Tower, Suite 1050, 13355 Noel Road, Dallas, Texas 75240. Excludes an aggregate of 38,661 shares owned by Mr. Hoak’s wife and children, to which shares Mr. Hoak disclaims beneficial ownership.

(5)	Talon Asset Management, Inc. is an investment adviser as specified on Schedule 13G filing dated December 31, 2002, and updated by Talon on October 21, 2003. Reported shares are owned beneficially by registered investment companies for which Talon Asset Management Inc. serves as investment adviser.

(6)	Based on information as of August 13, 2003 as reported on Schedule 13G by Cannell Capital LLC, an investment adviser, and J. Carlo Cannell, Managing Member and majority owner.

(7)	Mr. Dardick notified the Company on November 13, 2003 that he sold shares bringing his holdings below 5%.

Stock Price Performance

     Set forth below is a line graph indicating the stock price performance of the Company’s common stock for the period beginning August 1, 1998 and ending July 31, 2003 as contrasted with the AMEX Market Index and the Russell 2000 Stock Index**. The graph assumes that $100 was invested at the beginning of the period and has been adjusted for any stock dividends distributed after August 1, 1998. No cash or stock dividends have been paid during this period.

COMPARATIVE CUMULATIVE TOTAL RETURN
AMONG DYNAMEX INC.,
NASDAQ COMPOSITE INDEX
AND RUSSELL 2000 INDEX

ASSUMES $100 INVESTED ON AUGUST 1, 1998
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING JULY 31, 2003

**	The Russell 2000 Stock Index represents companies with a market capitalization similar to that of the Company. The Company does not believe it can reasonably identify a peer group because it believes that there is only one public company engaged in lines of business directly comparative to those of the Company.

OTHER MATTERS

MISCELLANEOUS

     The Board of Directors knows of no other matters that are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2005 PROXY STATEMENT

     Any shareholder proposal to be presented for action at the 2005 Annual Meeting of Shareholders must be received at the Company’s principal executive offices no later than July 18, 2004, for inclusion in the proxy statement and form of proxy relating to the 2004 annual meeting.

     The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Company. In addition, officers and employees of the Company (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews, or telephone.

By Order of the Board of Directors

/s/ Wayne Kern

Wayne Kern
Secretary

DATED November 24, 2003

PROXY

DYNAMEX INC.

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Dynamex Inc. (the “Company”) to be held on January 13, 2004, at 10:00 a.m., Central Standard Time, and the Proxy Statement in connection therewith, and (b) appoints Richard K. McClelland his proxy, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

ELECTION OF DIRECTORS

FOR nominees listed below except as marked to the contrary below

WITHHOLD AUTHORITY to vote for all nominees listed below

Richard K. McClelland, Kenneth H. Bishop, Brian J. Hughes, Wayne Kern, Bruce E. Ranck and Stephen P. Smiley

INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

FOR	AGAINST	ABSTAIN

IN THE DISCRETION OF THE PROXY, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

FOR	AGAINST	ABSTAIN

IMPORTANT: SIGN ON OTHER SIDE

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:

Signature

(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.